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                                                                       EXHIBIT 5
                               BASS, BERRY & SIMS
                                ATTORNEYS AT LAW

                           2700 FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE  37238-2700
                            TELEPHONE (615) 742-6200
                           TELECOPIER (615) 742-6293

                                December 1, 1995


Thomas Nelson, Inc.
Nelson Place at Elm Hill Pike
Nashville, TN  37214-1000

         Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on December 1, 1995, covering 144,436 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Thomas Nelson, Inc. (the "Company") to be sold by certain shareholders of the Company (the "Selling Shareholders") on the terms set forth in the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholders, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), will be validly issued, fully paid, and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,


                                                   /s/ Bass, Berry & Sims


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Enclosure